Exhibit 32.2

Certification of

Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Christopher S. Hill, Chief Financial Officer of Core Laboratories Inc. (the “Company”), hereby certify that the accompanying report on Form 10-Q for the quarter ended June 30, 2024, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, (the “Report”).

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 25, 2024	/s/ Christopher S. Hill
		Name:	Christopher S. Hill
		Title:	Chief Financial Officer